Exhibit 99.1

Boston Scientific Prices $1.85 Billion Of Senior Notes

May 7, 2015

MARLBOROUGH, Mass., May 7, 2015 /PRNewswire/ — Boston Scientific Corporation (NYSE: BSX) announced the pricing of a public offering of $1.85 billion aggregate principal amount of its senior notes under the company’s shelf registration statement.  The public offering consists of $600 million of 2.850% notes due May 15, 2020, $500 million of 3.375% notes due May 15, 2022, and $750 million of 3.850% notes due May 15, 2025.

The company expects to receive the net offering proceeds upon closing on May 12, 2015, subject to customary closing conditions. Boston Scientific intends to use the net proceeds from the offering, together with borrowings under its $750 million five-year term loan facility, to (i) pay the purchase price of the American Medical Systems urology portfolio (the “AMS Portfolio Acquisition”) and to pay related fees and expenses and (ii) redeem all or a portion of its (a) 5.500% notes due November 2015, of which $400 million aggregate principal amount was outstanding as of the date hereof, and (b) 6.400% notes due June 2016, of which $600 million aggregate principal amount was outstanding as of the date hereof, and to pay related fees, expenses and premiums. Any such redemption would be made in accordance with the terms of the applicable indenture, including providing the required notice of redemption.  The AMS Portfolio Acquisition is expected to close in the third quarter of 2015, subject to customary closing conditions.

Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification under the securities laws of any such state or jurisdiction.  The offering is being made by means of a prospectus and related preliminary prospectus supplement only, copies of which or information concerning this offering may be obtained by contacting the joint book-running managers: Barclays Capital Inc., toll-free at (888) 603-5847; Citigroup Global Markets Inc., toll-free at (800) 831-9146, Deutsche Bank Securities Inc., toll-free at (800) 503-4611 or J.P. Morgan Securities LLC, toll-free at (866) 803-9204.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our offering and intended use of proceeds, the timing of closing of the AMS Portfolio Acquisition and our redemption of certain notes and expected charge associated therewith.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; the closing and integration of acquisitions; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward- looking statements contained in this press release.

CONTACT:
Kelly Leadem
508-683-5543 (office)
Global Media Relations
Boston Scientific Corporation
media@bsci.com

Susie Lisa, CFA
508-683-5565 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com